EXHIBIT 10.5
TERRA NOVA FINANCIAL GROUP, INC.
INCENTIVE OPTION AGREEMENT

pursuant to the

2005 LONG TERM INCENTIVE PLAN

                 This INCENTIVE OPTION AGREEMENT (this "Agreement") is made and entered into by and between Terra Nova Financial Group, Inc., a Texas corporation (the "Company"), and _________________ (the "Optionee"), effective as of _______________ (the "Date of Grant").

                 1.             Grant of Option. The Company hereby grants to the Optionee and the Optionee hereby accepts, subject to the terms and conditions hereof, an Incentive Option (the "Option") to purchase up to ____________________ (________) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the Exercise Price per share set forth in Section 4 below. The Option is intended to constitute an "incentive stock option" as that term is used in Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of shares of Common Stock with respect to which Incentive Options are exercisable for the first time by the Optionee under all plans of the Company and its Subsidiaries exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Options. It should be understood that there is no assurance that the Option will, in fact, be treated as an Incentive Option.

                 2.             Governing Plan. This Option is granted pursuant to the Company's 2005 Long Term Incentive Plan (the "Plan"), which is incorporated herein for all purposes. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which control in case of any conflict with this Agreement, except as otherwise specifically provided for in the Plan.

                 3.             Expiration of the Option. The Option shall not be exercisable after the Company's close of business on the last Business Day (as defined in Section 11) that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

(a)	the _________ anniversary of the Date of Grant;

(b)	if the Optionee's termination of employment with the Company and all Subsidiaries occurs by reason of death, the date that is one hundred eighty (180) days after such date of death;

(c)	if the Optionee's employment is terminated by the Company or a Subsidiary, the date that is one hundred eighty (180) days after such date of termination;

(d)	if the Optionee resigns in accordance with a right of termination granted to the Optionee pursuant to the terms of a written employment agreement with the Company or a Subsidiary (other than due to Retirement), the date that is one hundred eighty (180) days after such date of resignation; and

(e)	if the Optionee resigns and such resignation is in breach of an employment agreement with the Company or a Subsidiary, or if the Optionee is not a party to an employment agreement with the Company or a Subsidiary, the date of such resignation.

In the event of the Optionee's termination of employment with the Company and all Subsidiaries due to Disability or Retirement, the Expiration Date shall be the ________ anniversary of the Date of Grant. If the Option is exercised more than ninety (90) days after a termination of employment described in (c) or (d) above, the Option will be treated as a Nonstatutory Option.

                 4.             Exercise Price. The "Exercise Price" of the Option is ________ per share of Common Stock. The Exercise Price is subject to adjustment or amendment as set forth in the Plan.

                 5.             Vesting.

(a)	Except as may be accelerated as set forth below, on each vesting date set forth in Column 1 below, the Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee's employment with the Company and/or any Subsidiary has not terminated. The "Vested Portion" of the Option as of any particular date shall be the cumulative total of all shares for which the Option has become exercisable as of that date.

Column 1 Vesting Date	Column 2 Vested Portion of the Option

(b)	If the Optionee's employment is terminated by the Company or a Subsidiary and the termination results in a breach by the Company or the Subsidiary of the terms of a written employment agreement with the Optionee, then the Vested Portion of the Option shall be 100% of the shares of Common Stock covered by the Option.

(c)	If the Optionee resigns in accordance with a right of termination granted to the Optionee pursuant to the terms of a written employment agreement with the Company or a Subsidiary (other than due to Retirement), then the Vested Portion of the Option shall be 100% of the shares of Common Stock covered by the Option.

(d)	In the event of a Change in Control, the Vested Portion of the Option shall be 100% of the shares of Common Stock covered by the Option.

(e)	To the extent any portion of the Option has not vested pursuant to paragraphs (a)-(d) above, upon the Optionee's termination of employment with the Company and all Subsidiaries for any reason (including death, Disability or Retirement), that portion of the Option shall be immediately forfeited upon such termination of employment.

                 6.             Exercise of the Option. The Vested Portion (as herein defined) of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the Expiration Date, except that no Option shall be exercisable except in respect to whole shares, and not less than one (1) share may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. Exercise shall be accomplished by providing written notice directed to the Director of Investment Relations of the Company.

                 7.             Payment of Option Price. Upon any exercise of the Option, the total Exercise Price for the number of shares for which the Option is then being exercised shall be paid in full to the Company in cash, or with the Committee's prior consent, shares of Common Stock owned by the Optionee (or by the Optionee and his or her spouse jointly), or a combination thereof. In addition, at the request of the Optionee and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm, on behalf of the Optionee, shall pay to the Company the Exercise Price (either as a loan to the Optionee or from the proceeds of the sale of Common Stock issued pursuant to the exercise of the Option) and the Company shall promptly cause the exercised shares to be delivered to the brokerage firm.

                 8.             Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Optionee and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Optionee already owns or to which the Optionee is already entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation.

                 9.             Nontransferability of Option. The Option shall not be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                 10.           Administration. The Plan and this Agreement shall be administered and may be definitively interpreted by the Committee, and the Optionee agrees that the decisions of such Committee concerning administration and interpretation of the Plan and this Agreement shall be final, binding and conclusive on all persons.

                 11.           Notices. All notices or other communications which are required or permitted hereunder or in the Plan shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Optionee, at the address set forth on the signature page below; or (b) if to the Company, at the address set forth in the signature page hereto, or in either case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

                 12.           Not An Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee's employment at any time.

                 13.           No Rights As Shareholder. The Optionee shall not have any rights as a shareholder with respect to the shares of Common Stock subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

                 14.           Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Optionee and the Company without the consent of any other person.

                 15.           Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the state of Illinois, except to the extent Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern.

                 16.           Securities Law Requirements. If at any time the Committee determines that exercising the Option or issuing shares of Common Stock would violate applicable securities laws, the Option will not be exercisable, and the Company will not be required to issue shares of Common Stock. The Committee may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Committee may require the Optionee to make written representations it deems necessary to comply with applicable securities laws. No person who acquires shares of Common Stock under this Agreement may sell the shares, unless he or she makes an offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the shares to be sold, or there is an exemption from the registration requirements of the Exchange Act. The Optionee's right to resell the shares of Common Stock will be subject to all federal and state securities laws, including SEC Rule 144.

                 16.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page to follow]

                 IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

COMPANY: TERRA NOVA FINANCIAL GROUP, INC., a Texas corporation

By: _______________________________________
Name: Title: Address:

OPTIONEE: __________________________________________
[Name]
Address: ___________________________________ ___________________________________